EX-3.5


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ReDOX TECHNOLOGY CORPORATION

     ReDOX TECHNOLOGY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of ReDOX TECHNOLOGY CORPORATION a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" (4), so that, as amended said Article shall be and read as follows:

     The total numbers of shares of stock which the corporation shall have authority to issue is Fifty Million shares (50,000,000) and the par value of each of such shares is $.00005 amounting in the aggregate to Two Thousand Five Hundred Dollars ($2,500.00).

    SECOND: That thereafter, pursuant to resolution of its Board of Directors a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under of by reason of said amendment.

     FIFTH:  This amendment shall become effective upon filing.

     IN WITNESS WHEREOF, said ReDOX TECHNOLOGY CORPORATION has caused this certificate to be signed by its President and its Secretary, this 35 day of May, 1994.

                                             BY:  [ILLEGIBLE]
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                                             BY:  [ILLEGIBLE]
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